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                                   TRUSTEE'S DISTRIBUTION STATEMENT

  THE                              TO THE HOLDERS OF:           98-ADM-1
BANK OF                            The Bank of New York, as Trustee under the
  NEW                              Lehman Brothers Racers Series
  YORK                             Class A-1 Certificates

                                      CUSIP NUMBER: 219-87H-AS4

in accordance with the Standard Terms and Conditions of Trust, The Bank of New York, as trustee submits the following cash basis statement for the period ending : December 15,2000

INTEREST ACCOUNT

Balance as of June 15, 2000 ..................................................................................      $           0.00
      Schedule Income received on securities .................................................................      $   2,285,681.25
      Unscheduled Income received on securities ..............................................................      $           0.00
      Schedule Interest received from Swap Counterparty ......................................................      $           0.00
      Unscheduled Interest received from Swap Counterparty ...................................................      $           0.00
      Interest Received on sale of Securties .................................................................      $           0.00
LESS:
      Distribution to Beneficial Holders ............................................      $   1,537,446.00
      Distribution to Swap Counterparty .............................................      $           0.00
      Trustee Fees ..................................................................      $       2,250.00
      Fees allocated for third party expenses .......................................      $         750.25
Balance as of December 15,2000 ......................................................              Subtotal         $     745,235.00


PRINCIPAL ACCOUNT

Balance as of June 15, 2000 ..................................................................................      $           0.00
      Scheduled Principal payment received on securities .....................................................      $           0.00
      Principal received on sale of securities ...............................................................      $           0.00
LESS:
      Distribution to Beneficial Holders ..............................................    $     745,235.00
      Distribution to Swap Counterparty ...............................................    $           0.00
Balance as of December 15, 2000 .......................................................            Subtotal         $   745,235.00
                                                                                                    Balance         $         0.00
                          UNDERLYING SECURITIES HELD AS OF: December 15,2000

Principal                                              Title of Security
Amount                                          ARCHER-DANIELS-MIDLAND CORP
------                                          ---------------------------

   65,775,000                                  CUSIP# : 039-483-AP7